SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     February 26, 2003

                       DEAN WITTER REALTY YIELD PLUS, L.P.
             (Exact name of registrant as specified in its charter)



        Delaware                    0-18148                 13-3426531
--------------------------------------------------------------------------------
(State or other                  (Commission File             (I.R.S. Employer
jurisdiction of                   Number)                     Identification
incorporation or                                                 Number)
organization)

                     195 Broadway, New York, New York 10007
           (Address of principal executive offices including zip code)


Registrant's telephone number, including area code: (800) 829-8585.


                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

      In February 2003, the Partnership entered into an agreement to settle its claims against the general contractor and others it deemed responsible for defects in the 401 East Ontario Street apartment building (sold 1998).

      The Partnership received approximately $2.4 million under the settlement agreement. The Managing General Partner plans to distribute such proceeds, along with the Partnership's remaining cash reserves, to the Limited Partners (90%) and the General Partners (10%), and terminate the Partnership in March 2003.

      The Managing General Partner estimates that the Partnership's final liquidating distribution will be approximately $0.41 per Limited Partnership Unit.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    By: DEAN WITTER REALTY YIELD PLUS, L.P.

                                        By:   Dean Witter Realty Yield Plus Inc.
                                                Managing General Partner

Date: March 18, 2003                      By:  /s/ Jeffrey D. Hahn
                                               ---------------------------------
                                                Jeffrey D. Hahn
                                                Principal Financial and
                                                Accounting Officer